CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 14 to Registration Statement No. 002-96605 on Form S-6 of our report dated April 27, 2018, relating to the financial statements and financial highlights of Independence Variable Life Separate Account, appearing in the prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
July 9, 2018